Exhibit 10.2

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of January 17 2012, by and between Cambridge Heart, Inc., a Delaware corporation (the “Company”), and the subscribers identified on Schedule 1 hereto (the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, in the aggregate, (i) up to a maximum of $4,000,000 of principal amount (“Principal Amount”) secured promissory notes of the Company (“Note” or “Notes”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”) at a per share conversion price set forth in the Notes (“Conversion Price”); (ii) warrants (the “Warrants”) in the form attached hereto as Exhibit B, to purchase shares of the Company’s Common Stock (the “Warrant Shares”); and (iii) additional investment rights (the “Additional Investment Rights”) granting the Subscriber the right to purchase an additional amount of Notes and Warrants equal to twenty-five percent (25%) of the amount purchased on the Closing Date, in the form annexed hereto as Exhibit C (the “Offering”). The Notes, shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”. The terms Notes, Warrants, Conversion Shares and Warrant Shares as employed herein shall include all of the foregoing that may be issued and issuable upon exercise of the Additional Investment Rights and conversion of the Notes and exercise of the Warrants issuable upon exercise of the Additional Investment Rights;

WHEREAS, it is contemplated that the Company may enter into one or more additional Subscription Agreements pursuant to which it will sell additional Securities in one or more Additional Offerings [as defined in Section 12(a)]; and for purposes of this Agreement, the first closing of the sale of Securities whether under this Agreement or any such additional Subscription Agreement is referred to herein as the “Initial Closing”; and

WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby (“Purchase Price”) shall be held in escrow by Corporate Stock Transfer, as escrow agent, in a bank account at American National Bank, 3033 East 1st Avenue, Denver, Colorado (the “Escrow Agent Bank”), pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit D (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.1 Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the “Closing Date” Subscribers shall purchase and the Company shall sell to such Subscribers the Notes, Warrants and Additional Investment Rights as described in Section 2 below. On or prior to the Closing Date, the Company and each Subscriber shall deliver the items set forth in Section 1.2 deliverable at or prior to the Closing. The date the Escrow Agent Bank releases the funds received from one or more Subscribers to the Company to the parties in accordance with the provisions of the Escrow Agreement shall be the Closing Date with respect to such released funds, and such release is referred to herein as the “Closing.” There shall be only one Closing under this Agreement, which shall occur at the offices of Nutter McClennen & Fish located at 155 Seaport Boulevard, Boston, Massachusetts or such other location as the parties shall mutually agree.

1.2 Deliveries.

(a) Company Deliveries. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Subscriber or a duly designated representative thereof the following:

(i) this Agreement duly executed by the Company;

(ii) the signed legal opinion referred to in Section 6, in substantially the form annexed hereto as Exhibit F;

(iii) a Note in favor of such Subscriber in the Principal Amount set forth opposite such Subscribers name on Schedule 1 hereto;

(iv) a Warrant registered in the name of such Subscriber to purchase the number of shares of Common Stock set forth opposite such Subscriber’s name on Schedule 1 hereto;

(v) an Additional Investment Right registered in the name of such Subscriber granting such Subscriber the right to purchase an additional amount of Notes and Warrants equal to twenty-five percent (25%) of the amount purchased by such Subscriber on the Closing Date;

(vi) the Security Agreement duly executed by the Company and the Collateral Agent as well as a Secured Party Joinder (in the form of Annex D to the Security Agreement) duly executed by the Company pursuant to which such Subscriber shall be a Secured Party (as defined in the Security Agreement); and

(vii) copies of the Lock-Up Agreements duly executed by each of persons listed on Schedule 9(y).

(b) Subscriber Deliveries. On or prior to the Closing Date, each Subscriber shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Subscriber;

(ii) such Subscriber’s Purchase Price as set forth on Schedule 1 by wire transfer to the account of the Escrow Agent as specified in writing by the Company; and

(iii) a Secured Party Joinder (in the form of Annex D to the Security Agreement) duly executed by such Subscriber pursuant to which such Subscriber shall be a Secured Party (as defined in the Security Agreement).

2. Notes, Warrants and Additional Investment Rights.

(a) Notes. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase from the Company, and the Company shall sell to each such Subscriber, a Note in the Principal Amount designated on Schedule 1 hereto for each such Subscriber’s Purchase Price indicated thereon. Notes will not be issued for less than $50,000 Principal Amount.

(b) Warrants. On the Closing Date, the Company will issue and deliver the Warrants to the Subscribers. A Warrant to purchase one (1) Warrant Share will be issued for each Eleven Cents ($0.11) of Purchase Price paid by each of the Subscribers. The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be 125% of the closing price of the Common Stock as reported by Bloomberg L.P. for the Principal Market [as defined in Section 9(b)] for the last trading day preceding the Initial Closing, subject to reduction as described in the Warrants. The Warrants shall be exercisable until four years after the date of the Initial Closing.

(c) Additional Investment Rights. On the Closing Date, the Company will issue Additional Investment Rights to the Subscribers. The Additional Investment Rights will represent the right to purchase additional Principal Amount of Notes up to twenty-five percent (25%) of the Principal Amount acquired on the Closing Date and a corresponding amount of Warrants as described in the Additional Investment Right certificate, annexed hereto as Exhibit C. The Additional Investment Right will be exercisable until one hundred eighty (180) days after the date of the Initial Closing.

(d) Allocation of Purchase Price. The Purchase Price will be allocated by each Subscriber, at each Subscriber’s election, among the components of the Securities so that each component of the Securities will be fully paid and non-assessable, and acquired for value.

3. Security Interest. On the Closing Date, the Subscribers will appoint a collateral agent (the “Collateral Agent”) to act on behalf of the Subscribers as set forth in a “Security Agreement,” a form of which is annexed hereto as Exhibit E. The Collateral Agent will be granted a security interest in the assets of the Company, which security interest will be memorialized in the Security Agreement. The Company will acknowledge the appointment of a collateral agent (the “Collateral Agent”) to act on behalf of the Subscribers as set forth in the Security Agreement. The Company will execute such other agreements, documents and financing statements reasonably requested by the Subscribers and the Collateral Agent to memorialize and further protect the security interest described herein, which will be filed at the Company’s expense with the jurisdictions, states and counties designated by the Subscribers. Subsequent to the Closing, the Company will also execute all such documents reasonably necessary in the opinion of the Collateral Agent to memorialize and further protect the security interest described herein which will be prepared and filed at the Company’s expense with the jurisdictions, states and filing offices designated by the Collateral Agent.

4. Subscriber Representations and Warranties. Each of the Subscribers hereby represents and warrants to and agrees with the Company with respect only to such Subscriber that:

(a) Organization and Standing of the Subscriber. Subscriber, to the extent applicable, is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b) Authorization and Power. Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined herein) and to purchase the Note, Warrants and Additional Investment Rights being sold to it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or similar action, and no further consent or authorization of Subscriber or its board of directors, members or stockholders, if applicable, is required. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of such Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents, bylaws or other organizational documents, if applicable; (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Subscriber is a party; or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Information on Company. Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission during the period from the date that is two years preceding the date hereof through the tenth business day preceding the Closing Date (hereinafter referred to collectively as the “Reports”). Except for the information contained in the Private Placement Memorandum dated January 3, 2012 with respect to the Offering, Subscribers are not deemed to have any knowledge of any information not included in the Reports unless such information is delivered in the manner described in the next sentence. In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.

(e) Information on Subscriber. Such Subscriber is, and will be at the time of the conversion of the Notes, exercise of the Warrants and exercise of the Additional Investment Rights, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on Schedule 1 hereto regarding such Subscriber is accurate.

(f) Purchase of Notes, Warrants and Additional Investment Rights. On the Closing Date, such Subscriber will purchase the Note, Warrants and Additional Investment Rights as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g) Restricted Securities. Such Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber shall not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below), provided that each such Affiliate is an “accredited investor,” as such term is defined under Regulation D, and such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, “control” means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. In any event, and subject to compliance with applicable securities laws, Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.

(h) Conversion Shares and Warrant Shares Legend. The Conversion Shares and Warrant Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i) Notes, Warrants and Additional Investment Rights Legend. The Notes, Warrants and Additional Investment Rights shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE -OR- EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS

SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j) Communication of Offer. The offer to sell the Securities was directly communicated to such Subscriber by the Company. At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k) No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l) Correctness of Representations. Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(m) Independent Decision. The decision of such Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other Person) relating to or arising from any such information, materials, statements or opinions.

(n) Survival. The foregoing representations and warranties shall survive the Closing Date.

5. Company Representations and Warranties. Except as set forth in the Schedules, the Company represents and warrants to and agrees with each Subscriber that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined herein). For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company. As of the Closing Date, the Company has no Subsidiaries. The Company further represents that it has not been known by any other names for the five (5) years preceding the date of this Agreement.

(b) Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c) Authority; Enforceability. This Agreement, the Notes, Warrants, Additional Investment Rights, Security Agreement, the Escrow Agreement, and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d) Capitalization and Additional Issuances. The authorized and outstanding capital stock of the Company on a fully diluted basis and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company as of the date of this Agreement and the Closing Date (not including the Securities or securities issued in connection with any Additional Offering) are set forth on Schedule 5(d). Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company other than securities issued in connection with any Additional Offering. The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company (as the same may be amended only to extend the expiration of the term of the plan) is described on Schedule 5(d). Except as set forth on Schedule 5(d), there are no preemptive rights, rights of first refusal, rights of participation or any similar right to participate in the transactions contemplated by the Transaction Documents.

(e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, any Principal Market, or the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities, other than (i) the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws and (ii) the requisite consent of a majority of the holders of Series D Convertible Preferred Stock (the “Required Approvals”). The Transaction Documents and the Company’s performance of its obligations thereunder has been approved by the Company’s board of directors in accordance with the Company’s Certificate of Incorporation and applicable law. Any such qualifications and filings will, in the case of qualifications, be effective upon Closing and will, in the case of filings, be made within the time prescribed by law.

(f) No Violation or Conflict. Subject to the execution and receipt of the Required Approvals by the requisite parties and assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the issuance nor the sale of the Securities nor the performance of the Company’s obligations under the Transaction Documents by the Company, will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party, except in each case the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of each Subscriber as described herein and except, upon the occurrence of an Additional Offering, Liens securing the Securities issued in any Additional Offering [as defined in Section 12(a)]; or

(iii) except as set forth on Schedule 5(d), result in the activation of any rights of first refusal, participation rights, pre-emptive rights, anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv) result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g) The Securities. The Securities upon issuance:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the dates of issuance of the Notes and Warrants, the Conversion Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants, such Notes, Warrants, Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, will be free trading, unrestricted and unlegended, except as set forth on Schedule 5(g)(ii);

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(iv) will not subject the holders thereof to personal liability by reason of being such holders; and

(v) assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are materially true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i) No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j) Information Concerning Company. As of the date of this Agreement and the Closing Date, the Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates required to be disclosed therein. Since December 31, 2010, and except as disclosed in the Reports or modified in the Reports and Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made. The financial statements of the Company included in the Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(k) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the Offering and any Additional Offering, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(l) Defaults. The Company is not in violation of its certificate of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTCBB, except for in connection with an Additional Offering [as defined in Section 12(a)]. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company’s business since December 31, 2010, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(p) No Undisclosed Events or Circumstances. Since December 31, 2010, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q) Dilution. The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(r) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(s) Investment Company. Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u) Reporting Company/Shell Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and has a class of securities registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months. As of the Closing Date, the Company is not and was not a “shell company” nor a “former shell company” as those terms are employed in Rule 144 under the 1933 Act.

(v) Listing. The Company’s Common Stock is quoted on the OTC Bulletin Board (“OTCBB”) under the symbol CAMH. The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the OTCBB nor that its Common Stock does not meet all requirements for the continuation of such quotation.

(w) DTC Status. The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(w) hereto.

(x) Title to Assets. The Company owns no real property. Except as may be sold in the ordinary course of business, the Company has good title to all of its personal property reflected in the Reports, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that, individually or in the aggregate, do not cause and are not reasonably likely to cause a Material Adverse Effect. All leases of the Company are valid and subsisting and in full force and effect.

(y) Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(z) Taxes. The Company has accurately prepared and filed all federal, state, foreign and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and that are not currently due and payable. None of the federal income tax returns of the have been audited by the Internal Revenue Service (the “IRS”). The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any completed tax period, nor of any basis for any such assessment, adjustment or contingency.

(aa) Intellectual Property. The Company owns, possesses or has the right to use pursuant to a valid license, all patents, trademarks, domain names (whether or not registered), websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Reports, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except for those that, individually or in the aggregate, do not cause and are not reasonably likely to cause a Material Adverse Effect.

(bb) Books and Record Internal Accounting Controls. The books and records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities.

(cc) Material Agreements. The Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form (collectively, “Material Agreements”) if the Company was registering securities under the Securities Act that has not been so filed except for (i) that certain Convertible Note Purchase Agreement, dated as of November 14, 2011, by and between the Company and the purchasers party thereto, and the Promissory Notes issued in connection therewith, and (ii) any agreements that may have been entered into on or before the date hereof in connection with any Additional Offering [as defined in Section 12(b)], all of which will be filed as exhibits to a current report on Form 8-K that the Company will file with the Commission within 4 business days following the date of this Agreement. The Company has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. Except as set forth in the Company’s Certificate of Incorporation or in the Transaction Documents or in provisions of any Additional Offering transaction documents that are substantially the same as those contained in the Transaction Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company limits the payment of dividends on the Common Stock.

(dd) Transactions with Affiliates. Except as set forth in the Reports, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company on the one hand, and (ii) on the other hand, any officer or director of the Company, or any Affiliate.

(ee) Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder that are effective, and applicable to the Company as of the date hereof.

(ff) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. To the best of Company’s knowledge, such insurance contracts and policies are valid and in full force and effect. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s business.

(gg) Application Of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation or the laws of its state of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Subscribers’ ownership of the Securities.

(hh) Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP and that would be reasonably likely to have a Material Adverse Effect.

(ii) Material Non-Public Information. Except with respect to the transactions contemplated hereby that will be publicly disclosed, the Company has not provided any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information.

(jj) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(kk) Survival. The foregoing representations and warranties shall survive the Closing Date.

6. Regulation D Offering/Legal Opinion. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide opinions reasonably acceptable to the Subscribers in substantially the form annexed hereto as Exhibit F from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. The Company will provide, at the Company’s expense, to the Subscribers, such other legal opinions are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Securities pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration subject to the requirements of Section 11.7(a).

7.1. Conversion of Notes.

(a) Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company’s transfer agent shall issue stock certificates in the name of a Subscriber (or its permitted nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that the certificates representing such shares shall contain no legend other than the legend set forth in Section 4(h). If and when a Subscriber sells the Conversion Shares, assuming (i) a registration statement including such Conversion Shares for registration has been filed with the Commission, is effective and the prospectus, as supplemented or amended, contained therein is current and (ii) Subscriber or its agent confirms in writing to the transfer agent that Subscriber has complied with the prospectus delivery requirements, the Company will reissue the Conversion Shares without restrictive legend and the Conversion Shares will be free-trading, and freely transferable. In the event that the Conversion Shares are sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel to issue to the transfer agent an opinion permitting removal of the legend, provided that Subscriber delivers reasonably requested representations in support of such opinion.

(b) Each Subscriber will give notice of its decision to exercise its right to convert its Note, interest, or part thereof by telecopying, or otherwise delivering a completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed facsimile transmission or otherwise pursuant to Section 14(a) of this Agreement. Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof by 6 PM Eastern Time (“ET”) (or if received by the Company after 6 PM ET, then the next business day) shall be deemed a “Conversion Date.” The Company will itself or cause the Company’s transfer agent to transmit the Company’s Common Stock certificates representing the Conversion Shares issuable upon conversion of the Note to Subscriber via express courier for receipt by Subscriber within three business days after the Conversion Date (such third day being the “Delivery Date”). In the event the Conversion Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber. A Note representing the balance of the Note not so converted will be provided by the Company to Subscriber if requested by Subscriber, provided Subscriber delivers the original Note to the Company.

(c) The Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to Section 7.1 hereof later than the Delivery Date could result in economic loss to the Subscribers. As compensation to Subscribers for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to each applicable Subscriber for late issuance of Conversion Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note, the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount and interest (and proportionately for other amounts) being converted of the corresponding Conversion Shares which are not timely delivered. The Company shall pay any payments incurred under this Section upon demand.

Furthermore, in addition to any other remedies which may be available to the Subscribers, in the event that the Company fails for any reason to effect delivery of the Conversion Shares on or before the Delivery Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion by delivery of a notice to such effect to the Company whereupon the Company and Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the damages payable in connection with the Company’s default shall be payable through the date notice of revocation or rescission is given to the Company.

7.2. Mandatory Redemption at Subscriber’s Election. In the event (i) the Company is prohibited from issuing Conversion Shares, (ii) upon the occurrence of any other Event of Default (as defined in the Note, this Agreement or any other Transaction Document), that continues beyond any applicable cure period, (iii) a Change in Control (as defined below) occurs, or (iv) upon the liquidation, dissolution or winding up of the Company or any Subsidiary, then at the Subscriber’s election, the Company must pay to each Subscriber not later than ten (10) days after request by such Subscriber, a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by each such Subscriber by, at Subscriber’s election, the greater of (i) 120%, or (ii) a fraction the numerator of which is the highest closing price of the Common Stock for the thirty (30) days preceding the date demand is made by Subscriber pursuant to this Section 7.2 and the denominator of which is the lowest applicable conversion price during such thirty (30) day period, plus accrued but unpaid interest and any other amounts due under the Transaction Documents (“Mandatory Redemption Payment”). The Mandatory Redemption Payment must be received by each Subscriber on the same date as the Conversion Shares otherwise deliverable or within ten (10) days after request, whichever is sooner (“Mandatory Redemption Payment Date”). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding. The Subscriber may rescind the election to receive a Mandatory Redemption Payment at any time until such payment is actually received. Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by such Subscriber shall be credited against the Mandatory Redemption Payment provided the balance of the Mandatory Redemption Payment is timely paid. For purposes of this Section 7.2, “Change in Control” shall mean (i) the Company becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction), (ii) the sale, lease or transfer of substantially all the assets of the Company, or (iii) a majority of the members of the Company’s board of directors as of the Closing Date no longer serving as directors of the Company, except as a result of natural causes or as a result of hiring additional outside directors in order to meet appropriate stock exchange requirements, unless prior written Consent of the Subscribers had been obtained by the Company. The foregoing notwithstanding, Subscriber may demand and receive from the Company the amount stated above or any other greater amount which Subscriber is entitled to receive or demand pursuant to the Transaction Documents.

7.3. Maximum Conversion. A Subscriber shall not be entitled to convert on a Conversion Date that amount of a Note nor may the Company make any payment including principal, interest, or liquidated or other damages by delivery of Conversion Shares in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date or payment date, and (ii) the number of Conversion Shares issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%. The Subscriber shall have the authority to determine whether the restriction contained in this Section 7.3 will limit any conversion of a Note and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies. The Subscriber may waive the application of the permitted beneficial ownership amount, including with respect to payment of interest in shares of Common Stock, or increase the permitted beneficial ownership amount, by designating such higher amount on such Subscriber’s signature page to this Agreement and also following the Closing upon and effective after 61 days prior written notice to the Company. Subscriber may allocate which of the equity of the Company deemed beneficially owned by Subscriber shall be included in the 4.99% permitted beneficial ownership amount described above and which shall be allocated to the excess above the permitted beneficial ownership amount as described above.

7.4. Injunction Posting of Bond. In the event a Subscriber shall elect to convert a Note or part thereof, or exercise a Warrant, the Company may not refuse conversion or exercise based on any claim that Subscriber or any one associated or affiliated with Subscriber has been engaged in any violation of law, or for any other reason, unless, a final non-appealable injunction from a court made on notice to Subscriber, restraining and or enjoining conversion of all or part of such Note or exercise of such Warrant shall have been sought and obtained by the Company or the Company has posted a surety bond for the benefit of Subscriber in the amount of 120% of the greater of the outstanding principal and accrued but unpaid interest of the Note, or aggregate purchase price of the Conversion Shares, or 120% of the aggregate exercise price of the Warrants which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Subscriber to the extent the judgment or decision is in Subscriber’s favor.

7.5. Buy-In. In addition to any other rights available to Subscribers, if the Company fails to deliver to a Subscriber Conversion Shares by the Delivery Date and if after the Delivery Date Subscriber or a broker on Subscriber’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Subscriber of the Common Stock which Subscriber was entitled to receive upon such conversion (a “Buy-In”), then the Company shall pay to Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Company shall be required to pay Subscriber $1,000 plus interest. Subscriber shall provide the Company written notice and evidence indicating the amounts payable to Subscriber in respect of the Buy-In.

7.6. Redemption. The Note shall not be redeemable or callable by the Company, except as described in the Note.

8. Fees.

(a) Broker’s Commission. The Company on the one hand, and each Subscriber (for such Subscriber only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. The Company represents that to the best of its knowledge, except for Dawson James Securities, Inc., there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the Offering. The Company agrees to pay Dawson James Securities, Inc., upon Closing the fees described on Schedule 8(a) hereto (“Broker’s Fees”). Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber. The liability of the Company and each Subscriber’s liability hereunder is several and not joint.

(b) Other Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

9. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

(a) Stop Orders. Subject to the prior notice requirement described in Section 9(n), the Company will advise the Subscribers within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws, provided to the extent not in violation of such federal or state securities law at least five (5) days prior notice of such instruction is given to the Subscribers.

(b) Listing/Quotation. The Company shall do everything in its power to promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Notes and Warrants are outstanding. The Company will maintain the quotation or listing of its Common Stock on the NYSE Amex Equities, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, OTCBB, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. Subject to the limitation set forth in Section 9(n), the Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the OTCBB is the Principal Market.

(c) Market Regulations. If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d) Filing Requirements. From the date of this Agreement and until the last to occur of (i) all the Conversion Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) none of the Notes, Warrants and Additional Investment Rights are outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) comply in all respects with its reporting and filing obligations under the 1934 Act, (B) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act even if the Company is not subject to such reporting requirements sufficient to permit Subscriber to be able to resell the Conversion Shares and Warrant Shares pursuant to Rule 144(b)(i), and (C) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its commercially reasonable best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date. Until the End Date, the Company will satisfy its obligations to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e) Use of Proceeds. The proceeds of the Offering will be substantially employed by the Company for the purposes set forth on Schedule 9(e) hereto. Except as described on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, nor payment of financing related debt nor redemption of outstanding notes or equity instruments of the Company nor non-trade payables outstanding on the Closing Date.

(f) Reservation. Prior to the Closing, the Company undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 100% of the amount of Common Stock necessary to allow Subscribers to be able to convert all of the Notes (including interest that would accrue thereon through the Maturity Date (as defined in the Notes)) and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”). After the Reservation Approval (as described in Section 9(w) of this Agreement), the Company will reserve pro-rata on behalf of the Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 150% of the amount of Common Stock necessary to allow Subscribers to be able to convert all of the Notes (including interest that would accrue thereon through the Maturity Date) and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Notes. Without waiving the foregoing requirement, if at any time Notes and Warrants are outstanding the Company has reserved on behalf of the Subscribers less than the Required Reservation, the Company will promptly take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen (15) days after the first day the Company has reserved less than the Required Reservation. The Company agrees to provide notice to the Subscribers not later than five (5) days after the date the Company has less than the Required Reservation reserved on behalf of the Subscribers.

(g) DTC Program. At all times that Notes or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Conversion Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program and such Common Stock, Conversion Shares and Warrant Shares will be maintained as eligible for transfer pursuant to the Depository Trust Automated Securities Transfer Program.

(h) Taxes. From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i) Reserved.

(j) Books and Records. From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP applied on a consistent basis.

(k) Governmental Authorities. From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all requirements of governmental authorities relating to the conduct of its business and to its properties or assets.

(l) Intellectual Property. From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value. Schedule 9(l) hereto identifies the following intellectual property owned by the Company: patents, patents pending, patent applications, trademarks, tradenames, service marks, registered copyrights, domain names and licenses.

(m) Properties. From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect. The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

(n) Confidentiality. From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and the registration statement or statements regarding the Subscribers’ Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by Subscribers or only to the extent required by law and then only upon not less than four (4) days prior notice to Subscribers. The Company will specifically disclose in each Form 8-K filed until the End Date the amount of Common Stock outstanding immediately prior to such filing. Upon delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, Warrants, Additional Investment Rights, Conversion Shares or Warrant Shares are held by such Subscribers, unless the Company has in good faith determined that the matters relating to such notice or information do not constitute material, nonpublic information relating to the Company or Subsidiaries or unless such information is delivered to such Subscriber pursuant to a nondisclosure agreement between the Company and such Subscriber whereby such Subscriber has agreed to maintain material nonpublic information in confidence, the Company shall within four (4) days after any such delivery publicly disclose such material, nonpublic information on a Report on Form 8-K. In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, except as required to be delivered in connection with this Agreement, the Company shall so indicate to Subscribers prior to delivery of such notice or information. Subscribers will be granted five days to notify the Company that Subscriber elects not to receive such information. In the case that Subscriber elects not to receive such information, the Company will not deliver such information to Subscribers. In the absence of any such Company indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries. Notwithstanding anything to the contrary herein, the Company shall have no obligation to file a Report on Form 8-K and/or provide prior notification to a Subscriber in advance of delivering any notice or information that contains material nonpublic information to any Subscriber who is serving as a director or officer of the Company at the time of disclosure. The Company agrees that any information known to Subscriber as of the Closing Date not already made public by the Company on or after the filing of the Form 8-K required to be filed pursuant to Section 9(o) below may be made public and disclosed by the Subscriber unless and to the extent that such information was disclosed to such Subscriber pursuant to a nondisclosure agreement between the Company and such Subscriber whereby such Subscriber has agreed to maintain material nonpublic information in confidence.

(o) Non-Public Information. The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information together with the terms of the Offering, the Company undertakes to publicly disclose on a Form 8-K not later than four business days after the Closing Date, neither it nor any other person acting on its behalf have or will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 9(n) above or unless such Subscriber is serving as a director or officer of the Company at the time of disclosure. The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(p) Negative Covenants. So long as a Note is outstanding, without the consent of a Majority in Interest (defined below), the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i) create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for (a) Liens upon the Company’s intellectual property in connection with a license, development, manufacturing or distribution transaction or other partnering arrangement; (b) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (c) carriers’, warehousemen’s, mechanic’s, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (f) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property; (h) the Lien evidenced by the UCC-1 financing statement filed against the Company by Leaf Funding Inc. in Delaware bearing filing no. 20100421440; (i) Liens on cash provided to collateralize that certain letter of credit in the amount of $300,000 from Citibank NA for the benefit of 100-200 Ames Pond Drive, LLC and (j) Liens securing the Securities issued in any Additional Offering [as defined in Section 12(a)] (each of (a) through (j), a “Permitted Lien”);

(ii) amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscribers with respect to the Securities except to increase the number of shares of Common Stock and/or blank check preferred stock authorized for issuance or to designate the rights and preferences of a new series of preferred stock;

(iii) repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than (i) to the extent permitted or required under the Transaction Documents and (ii) in connection with any forfeiture or repurchase of restricted stock held by any officer, director or employee of the Company in connection with separation of service to the Company at a price no greater than that originally paid by such holder for such stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, all of which rights and terms are described on Schedule 9(p)(iii);

(iv) except as set forth on Schedule 9(p)(iv), engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 [in one or more transactions, all of which will be aggregated for purposes of this Section 9(p)(iv)] other than (i) for payment of salary, or fees for services rendered, pursuant to and on the terms of a written contract in effect at least five days prior to the Closing Date, a copy of which has been provided to the Subscriber at least four days prior to the Closing Date or disclosed in the Reports at least four days prior to the Closing Date, which contracts may be extended on terms customary and reasonable within the marketplace, (ii) reimbursement for authorized expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company disclosed in the Reports or on Schedule 5(d), or (iv) other transactions disclosed in the Reports; or

(v) pay or redeem any financing related debt or securities outstanding as of the Closing Date (other than those senior convertible notes with an aggregate principal amount of $600,000 issued by the Company in November 2011 that will be converted on the Closing Date into this Offering).

(q) Offering Restrictions. Subject to the consent of a Majority in Interest [as defined in Section 14(j)], for so long as the Notes are outstanding, the Company will not enter into nor exercise any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”). For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). Except for the issuance of additional Notes and other Securities in any Additional Offering and the issuance of securities or options described in Section 12(a)(iii), until the Notes are fully satisfied or converted, the Company will not, without the consent of a Majority in Interest, (A) enter into an agreement to issue nor modify any outstanding debt or right to acquire debt unless the proceeds of such debt are used to satisfy the Notes in full at the Maturity Date (as defined in the Notes) or (B) enter into an agreement to modify the terms of any equity securities outstanding on the date of this Agreement on terms more favorable than those granted to Subscribers herein.

(r) Seniority. Except for Permitted Liens, until the Notes are fully satisfied or converted, without written consent of a Majority in Interest, the Company and Subsidiaries shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any assets of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Notes in or to such assets or payment.

(s) Notices. For so long as the Subscribers hold any Notes or Warrants, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(t) Transactions with Insiders. So long as the Notes are outstanding, without the consent of a Majority in Interest, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual. “Affiliate” for purposes of this Section 9(t) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a five percent (5%) or more equity interest in that person or entity, (ii) has five percent (5%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “Controls” for purposes of the Transaction Documents means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity. For purposes hereof, “Insiders” shall mean any officer, or director of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members.

(u) Stock Splits. For so long as the Notes are outstanding, the Company undertakes and covenants that without the consent of a Majority in Interest, the Company will not enter into any stock splits.

(v) Notice of Event of Default. The Company agrees to notify Subscriber of the occurrence of an Event of Default (as defined and employed in the Transaction Documents) not later than five (5) days after any of the Company’s officers or directors becomes aware of such Event of Default.

(w) Further Registration Statements. Until three (3) months after the last of all shares issuable in the Offering and any Additional Offering have been included in an effective Registration Statement filed pursuant to Section 11.1, the Company will not, without the consent of a Majority in Interest, file with the Commission or with state regulatory authorities any new registration statements, or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such company securities are registered therein. Notwithstanding anything to the contrary contained herein, (i) nothing contained in this Section 9(w) shall prevent the Company from amending any already filed registration statement for reasons other than to increase the amount of Common Stock registered therein or reduce the price of which such company securities are registered therein and (ii) the Company may grant registration rights to the purchasers of Notes and other Securities in any Additional Offering on substantially the same terms and on a pari passu basis with the registration rights granted to the Subscribers hereunder.

(x) Reservation Approval. The Company undertakes to obtain shareholder approval for an increase in the authorized Common Stock of the Company to not less than the amount necessary to validly reserve the Reserve Amount (as defined below) and will file an amendment to the Company’s Certificate of Incorporation and will reserve 150% of the amount of shares of Common Stock necessary to allow the conversion of the entire Note principal and interest that may accrue thereon on each Closing Date, and 100% of the Common Stock issuable upon exercise of all of the Warrants issued in connection with this Agreement (collectively such shares of Common stock being the “Reserve Amount” and the shareholder approval, amendment and reservation being the “Reservation Approval”). The Company will file a preliminary proxy statement for a meeting of the Company’s shareholders relating to the Reservation with the Commission on or before May 18, 2012 (“Proxy Filing Date”). The Company covenants to use its reasonable best efforts to obtain the Reservation Approval. Failure to obtain the Reservation Approval on or before June 30, 2012 (a “Reservation Default”) is an Event of Default under the Note for which liquidated damages will accrue at the rate of two percent (2%) for each thirty (30) days, or pro rata portion thereof, during the pendency of such Reservation Default.

(y) Lockup Agreement. The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of irrevocable lockup agreements (“Lockup Agreement”) in the form annexed hereto as Exhibit G, with the persons identified on Schedule 9(y) with respect to the Common Stock and rights to acquire Common Stock set forth on Schedule 9(y).

10. Covenants of the Company Regarding Indemnification.

(a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty, or material misrepresentation, by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b) In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Registrable Securities (as defined herein).

11.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

(i) The Company shall file with the Commission a registration statement on Form S-1 (the “Registration Statement”) (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act on or before April 15, 2012 (the “Filing Date”). The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable following the Filing Date (including filing with the Commission a request for acceleration of its effectiveness in accordance with Rule 461 within three (3) business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be reviewed, or not be subject to further review), but in any event no later than June 1, 2012 (the “Effective Date”). Subject to the Reservation Approval described in Section 9(x) herein, the Company will register not less than a number of shares of common stock in the aforedescribed Registration Statement that is equal to 100% of the Conversion Shares issued and issuable upon conversion of all the Notes issuable on the Closing Date including interest for the entire term of the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants (collectively the “Registrable Securities”). Registrable Securities shall not include any shares of Common Stock issuable under or upon conversion of the Air Notes (as defined in the Additional Investment Rights) or any Warrant Shares issuable under the Air Warrants (as defined in the Additional Investment Rights). Registrable Securities shall not include any Conversion Shares, shares of Common Stock issuable in respect of interest under the Notes, or Warrant Shares that have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act or that may be resold under Rule 144 without volume limitations. Registrable Securities includes all Warrant Shares without giving effect to the holder’s right to exercise the Warrants on a cashless basis. In the event of any Additional Offering, the Company may also register in the aforedescribed Registration Statement that number of shares of Common Stock that is equal to 100% of the Conversion Shares issued and issuable upon conversion of all the Notes issuable on the closing of the Additional Offering including interest for the entire term of the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants issuable on the closing of the Additional Offering (the “Additional Registrable Securities”). In the event that the Company is required by the Commission pursuant to Rule 415 of the 1933 Act to cutback the number of shares being registered in the Registration Statement, the Company shall reduce the Registrable Securities and Additional Registrable Securities proportionately among the holders of such Securities based on the amount of Registrable Securities and Additional Registrable Securities included therein for each of the holders (“Registration Cutback”). The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each Subscriber and Warrant holder. Not later than twenty (20) days after first being permitted by applicable Commission rules and regulations, the registration statement will be amended by the Company or additional registration statements will be filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. Without the written consent of a Majority in Interest, no securities of the Company other than the Registrable Securities and the Additional Registrable Securities will be included in the Registration Statement. It shall be deemed a default of the Company’s obligations if at any time after the date the registration statement is declared effective by the Commission (“Actual Effective Date”) the Company has registered for unrestricted resale on behalf of the Holders fewer than 90% of the amount of shares of Common Stock required to be registered therein (the difference between the amount required to be registered therein and the actual amount of shares registered being the “Shortfall”). In such event, subject to receipt of the Reservation Approval, the Company shall take all actions necessary to cause at least 125% of the amount of shares of Common Stock required to be registered therein to be registered within forty-five (45) days after the first day such Shortfall exists. Failure to file the registration statement in accordance with the preceding sentence within thirty (30) days after the first day such Shortfall first exists or failure to cause such registration to become effective within forty-five (45) days after such Shortfall first exists shall be included in the definition of a Non-Registration Event set forth in Section 11.4.

(ii) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least ten (10) days’ prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller” or “Sellers”). In the event that any registration pursuant to this Section 11.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction.

(iii) The Subscribers hereby acknowledge that there may be times when the Company must suspend the use of a prospectus until such time as an amendment to the related registration statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus. Each Subscriber hereby covenants that it will not sell any securities pursuant to any prospectus during the period commencing at the time at which the Company gives the Sellers notice of the suspension of the use of such prospectus and ending at the time the Company gives the Sellers notice that the Sellers may thereafter effect sales pursuant to such prospectus. Notwithstanding anything herein to the contrary, the Company shall not suspend use of any registration statement by the Sellers unless in the good faith determination of the Company such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected registration statement or the related prospectus as required by the federal securities laws or so that such registration statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading; provided, however, that (X) except as otherwise provided by clause (Y) below, in the event that such suspension is required by the need for an amendment or supplement to a registration statement or a related prospectus, the Company shall promptly file such required amendments or supplements as shall be necessary for the disposition of the Registrable Securities to recommence and (Y) if the board of directors of the Company has determined in good faith that offers and sales pursuant to a prospectus should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in the related registration statement would be premature or would have a material adverse effect on the Company and its business, the Company may suspend the use of such prospectus and defer the filing of any required amendment or supplement for the minimum period of time necessary to avoid such material adverse effect.

11.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11.1 with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify the Sellers on or before the second business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the registration statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company’s obligation and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 11.4 of this Agreement);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of one (1) year, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to the Sellers, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

(d) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) notify the Sellers within twenty-four (24) hours of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

(g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers during reasonable business hours, and any attorney, accountant or other agent retained by the Sellers, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Sellers, attorney, accountant or agent in connection with such registration statement at such requesting Seller’s expense; and

(h) provide to the Sellers copies of the registration statement and amendments thereto five (5) business days prior to the filing thereof with the Commission. Any Seller’s failure to comment on any registration statement or other document provided to a Subscriber or its counsel shall not be construed to constitute approval thereof nor the accuracy thereof.

11.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

11.4. Non-Registration Events. The Company agrees that the Sellers will suffer damages if the registration statement is not filed or is not declared effective by the Commission by the dates described herein and accordingly, if (A) due to the action or inaction of the Company a registration statement is not declared effective within five days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the registration statement will not be reviewed or that the Commission has no further comments, (B) any registration statement described in Section 11.1(i) is not filed by the Filing Date, or is not declared effective by the Effective Date or any other date set forth in Section 11.1(i), or (C) any registration statement described in Sections 11.1(i), 11.1(ii) or 11.1(iii) is filed and declared effective but shall thereafter cease to be effective without being succeeded within twenty-two (22) business days by an effective replacement or amended registration statement or for a period of time which shall exceed forty (45) days in the aggregate per year (defined as every rolling period of three hundred and sixty-five (365) consecutive days commencing on the effective date) (each such event shall be a “Non-Registration Event”), then the Company shall pay to the holder of Registrable Securities, as Liquidated Damages, an amount equal to one-half of one percent (.5%) for each thirty (30) days (or such lesser pro-rata amount for any period of less than thirty (30) days) of the principal amount of the outstanding Notes and purchase price of Conversion Shares and Warrant Shares issued upon conversion of Notes and exercise of Warrants held by Subscribers which are subject to such Non-Registration Event with a maximum aggregate amount of Liquidated Damages not to exceed 5% of the sum of the Note principal plus aggregate actual Warrant exercise prices. The Company must pay the Liquidated Damages in cash. The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a registration statement is filed but is withdrawn prior to being declared effective by the Commission, then such registration statement will be deemed to have not been filed and Liquidated Damages will be calculated accordingly. All oral or written comments received from the Commission relating to a registration statement must be responded to within ten (10) business days after receipt of comments from the Commission. Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate and amounts set forth above calculated from the date the response was required to have been made. Liquidated Damages shall not be payable pursuant to this Section 11.4 in connection with Registrable Securities for such times as such Registrable Securities may be sold by the holder thereof without volume limitations or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act. Notwithstanding anything to the contrary herein, the Liquidated Damages will not be due in connection with Registrable Securities subject to a Registration Cutback and the Company shall not be required to pay Liquidated Damages as a result of such cutback.

11.5. Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with any registration statement described in Section 11. Selling Expenses in connection with each such registration statement shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares included on behalf of the Seller relative to the aggregate number of shares included under such registration statement for all Sellers, or as all Sellers thereunder may agree.

11.6. Indemnification and Contribution.

(a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller in writing specifically for use in such registration statement or prospectus.

(b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such

Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

11.7. Unlegended Shares and 144 Sales.

(a) Delivery of Unlegended Shares. Within five days (such fifth day being the “Unlegended Shares Delivery Date”) after the day on which the Company has received (i) a notice that Conversion Shares, Warrant Shares or any other Common Stock (acquired pursuant to or in connection with this Agreement or the Transaction Documents) held by Subscriber has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(b) DWAC. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Subscribers, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

(c) Late Delivery of Unlegended Shares. The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11.7 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any three hundred and sixty (360) day period, the Company fails to deliver Unlegended Shares as required by this Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 120% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty (30) day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty (30) day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”). The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d) Injunction. In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or anyone associated or affiliated with such Subscriber has not complied with Subscriber’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

(e) Buy-In. In addition to any other rights available to Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date the Subscriber, or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

(f) 144 Default. At any time commencing six months after the Closing Date, in the event the Subscriber is not permitted to sell any of the Conversion Shares or Warrant Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates (provided that any filing made within the time for a valid extension shall be deemed to have been timely filed), or the Company’s failure to make information publicly available which would allow Subscriber’s reliance on Rule 144 in connection with sales of Conversion Shares or Warrant Shares, except due to a change in current applicable securities laws or because the Subscriber is an Affiliate (as defined under Rule 144) of the Company, then the Company shall pay such Subscriber as liquidated damages and not as a penalty for each thirty (30) days (or such lesser pro-rata amount for any period less than thirty (30) days) an amount equal to two percent (2%) of the purchase price of the Conversion Shares and Warrant Shares subject to such 144 Default. Liquidated Damages shall not be payable pursuant to this Section 11.7(f) in connection with Shares for such times as such Shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

12. (a) Favored Nations Provision. Other than in connection with (i) full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, and which have been approved by a Majority in Interest, (ii) the Company’s issuance of securities in connection with bona fide strategic license agreements and other bona fide partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, and which have been approved by a Majority in Interest, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d) as such plans are constituted on the Closing Date or contemplated to be amended or adopted as described on Schedule 5(d), (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the unamended terms disclosed in the Reports and which securities are also described on Schedule 12(a), (v) as a result of the exercise of Additional Investment Rights or Warrants or conversion of Notes which are granted or issued pursuant to this Agreement on the unamended terms in effect on the Closing Date, (vi) the offering and issuance, in one or more closings (whether prior to and/or after the Closing Date), of an additional principal amount of Notes equal to up to $4.0 million less the aggregate Purchase Price paid by the Subscribers hereunder and the issuance of corresponding Warrants and Additional Investment Rights, each on substantially the same terms and conditions as granted or issued pursuant to this Agreement (except for permitted beneficial ownership/blocker provisions and except that all time effective clauses of any Additional Offering shall be the same as those applicable to the Offering including actual commencement and end dates) for which a closing must be completed on or before February 28, 2012 (“Additional Offering”), and (vii) as a result of the exercise of Additional Investment Rights or Warrants or conversion of Notes which are granted or issued in any Additional Offering (collectively, the foregoing (i) through (vii) are “Excepted Issuances”), if at any time the Notes or Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, or if less than the Warrant exercise price in effect at such time, without the consent of the a Majority in Interest, then the Conversion Price and Warrant exercise price shall automatically be reduced to such other lower price. The Conversion Price of the Conversion Shares and exercise price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares. Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.001 per share of Common Stock. For purposes of the issuance and adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of (A) the agreement to or (B) actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance. A convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance will be deemed to have been issued for the actual cash amount received by the Company in consideration of such convertible instrument. The rights of Subscribers set forth in this Section 12(a) are in addition to any other rights the Subscribers have pursuant to this Agreement, the Notes, Warrants, any other Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Subscribers and Company are parties.

(b) Right of First Refusal. Until twelve (12) months following the date of the Initial Closing, the Subscribers hereunder and the purchasers of Notes in any Additional Offering (collectively, the “Purchasers”) shall be given not less than fifteen (15) days prior written notice of any proposed sale by the Company of its common stock or other securities or equity linked debt obligations (“Other Offering”), except in connection with the Excepted Issuances. If Purchasers elect to exercise their rights pursuant to this Section 12(b) (or corresponding right granted in any Additional Offering), the Purchasers shall have the right during the fifteen (15) days following receipt of the notice, to purchase in the aggregate up to all of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale, relative to each other in proportion to the amount of Note Principal issued to them on Closing Date or any Additional Offering closing date, as the case may be. Purchasers who participate in such Other Offering shall be entitled at their option to purchase, in proportion to each other, the amount of such Other Offering that could have been purchased by Purchasers who do not exercise their rights hereunder until up to the entire Other Offering is purchased by Purchasers. In the event such terms and conditions are modified during the notice period, Purchasers shall be given prompt notice of such modification and shall have the right during the fifteen (15) days following the notice of modification to exercise such right.

(c) Maximum Exercise of Rights. Except for such Subscribers who have described their beneficial ownership percentage in excess of 4.99% on their signature page herein, in the event the exercise of the rights described in Section 12(a) and Section 12(b) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Subscriber (but not the payment to the Company of the purchase price for the common stock or other securities or equity linked debt obligations sold in the Other Offering) will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement and such Subscriber notifies the Company accordingly.

13. Special Conditions. The Company issued promissory notes (“Bridge Notes”) to the persons and entities identified on Schedule 13 hereto (“Bridge Lenders”), in the principal amounts and on the dates indicated thereon. The amount outstanding to the Bridge Lenders in connection with the Bridge Notes as of the Initial Closing is set forth on Schedule 13 (“Outstanding Bridge Debt”). On the date of the Initial Closing, such outstanding amounts will be deemed satisfied upon issuance and delivery to the Bridge Lenders of Notes in the principal amount of the Outstanding Bridge Debt together with a corresponding amount of Warrants and Additional Investment Rights. Each of the Bridge Lenders will have delivered the Bridge Note issued to such Bridge Lender to the Company or the Company’s designee on or prior to the Closing Date to be exchanged for such Notes, Warrants and Additional Investment Rights. It is a condition to the obligation of Subscribers to purchase Notes and Warrants that all of the outstanding Bridge Debt and Bridge Notes are exchanged for Securities either hereunder or at an earlier Initial Closing.

14. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section 14(a). Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, delivery by email, or delivery by facsimile with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Cambridge Heart, Inc., 100 Ames Pond Drive, Tewksbury, MA 01876, Attn: Vincenzo LiCausi, Chief Financial Officer, facsimile: (978) 654-4501, with a copy by fax only to (which shall not constitute notice): Nutter McClennen & Fish LLP, Seaport West, 155 Seaport Boulevard, Boston, MA 02210, Attn: Michelle L. Basil, Esq., facsimile: (617) 310-9477, and (ii) if to the Subscribers, to: the addresses and fax numbers indicated on Schedule 1 hereto.

(b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof or any other State. Any action brought by any party against any other party hereto concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) Specific Enforcement, Consent to Jurisdiction. The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 14(d) hereof, the Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Damages. In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages. In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

(g) Maximum Payments. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company. The Company agrees that it may not and actually waives any right to challenge the effectiveness or applicability of this Section 14(g).

(h) Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j) Consent. As used in this Agreement and the other Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Subscribers” or similar language means the consent of holders of at least sixty-five percent (65%) of each affected component of the Securities issued in the Offering and any Additional Offering on the date consent is requested (such holders being a “Majority in Interest”). A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the Transaction Documents provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(k) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l) Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(m) Maximum Liability. In no event shall the liability of the Subscribers or permitted assign hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares.

(n) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(o) Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(p) Adjustments. The conversion price, Warrant exercise price, amount of Conversion Shares and Warrant Shares, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted and as otherwise described in this Agreement, the Notes and Warrants.

[-SIGNATURE PAGES FOLLOW-]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CAMBRIDGE HEART, INC. a Delaware corporation

By:	/s/ Ali Haghighi-Mood
Name: Ali Haghighi-Mood
Title: President and Chief Executive Officer

Dated: January 17, 2012

SUBSCRIBER	PRINCIPAL AMOUNT	WARRANTS
Name of Subscriber:

Address:

Fax No.:

E-mail address:

Taxpayer ID# (if applicable):
or Social Security #

Percentage permitted beneficial ownership amount under Section 7.3 hereof, Section 2.3 of the Note issuable to Subscriber hereunder, and Section 9 of the Warrant issuable to the Subscriber hereunder (if other than 4.99%)

(Signature) By:

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Note

Exhibit B	Form of Warrant

Exhibit C	Additional Investment Rights

Exhibit D	Escrow Agreement

Exhibit E	Form of Security Agreement

Exhibit F	Form of Legal Opinion

Exhibit G	Form of Lockup Agreement

Schedule 1	List of Subscribers

Schedule 5(d)	Capitalization and Additional Issuances

Schedule 5(g)(ii)	Affiliate Shares

Schedule 5(w)	Transfer Agent

Schedule 8(a)	Broker Fees

Schedule 9(e)	Use of Proceeds

Schedule 9(l)	Intellectual Property

Schedule 9(p)(iv)	Transactions with Principals

Schedule 9(y)	Lockup Providers

Schedule 12(a)	Excepted Issuances

Schedule 13	Bridge Lenders

SCHEDULE 1

SUBSCRIBERS	PURCHASE PRICE AND NOTE PRINCIPAL	WARRANTS
George M. Abraham 930 S.E. 5th Terrace Pompano Beach, FL	$50,000	454,545
John Peter Christensen 2900 North Flagler Drive West Palm Beach, FL 33407	$100,000	909,090
Roderick de Greef c/o Cambridge Heart, Inc. 100 Ames Pond Drive Tewksbury, MA 01876	$50,000	454,545
Scott E. Douglass 3104 Bryn Mawr Drive Dallas, TX 75225	$75,000	681,818
Steven Etra 2 Heather Hill Road Brookville, NY 11545	$220,000	2,000,000
Frank Garofalo 9 Bayberry Road Scituate, MA 02066	$50,000	454,545
Jack and Marcy Garson, JTWROS 112233 Riverview Drive Potomac, MD 20854	$110,000	1,000,000
Francis Howard 376 Victoria Place London SW1V 1AA United Kingdom	$150,000	1,363,636
Luis Martins 1886 Beacon Street Waban/Newton, MA, 02468	$75,000	681,818
Randy Meeks 10111 Inwood Houston, TX 77042	$50,000	454,545
Steven M. Sack 1795 Harvard Avenue Merrick, NY 11566	$50,000	454,545
Sandor Capital Master Fund, L.P. 2828 Routh Street, Suite 500 Dallas, TX 75201	$150,000	1,363,636
John J. Shaw 10271 W. Pico Blvd Los Angeles, CA 90064	$50,000	454,545

Schedule 5(d)

Capitalization and Additional Issuances

			Issued & Outstanding

	Authorized		Absolute		Common Equivalents	Available to Issue/Grant
Common Shares	250,000,000		100,112,960		100,112,960	149,887,040
Preferred Stock
Series C-1 Shares			5,000	(1)	4,180,602
Series D Shares			1,670	(2)	20,365,854

Total Preferred Stock	2,000,000				24,546,456	158,627	(3)
Common Stock Warrants			15,660,000	(4)	15,660,000
Equity Plans	11,050,000	(5)				2,371,756	(6)
Unexercised options granted under the Plan			3,981,871	(7)	3,981,871
Unexercised options granted outside the Plan (8)			5,188,858		5,188,858
Restricted stock awards			941,816		941,816

			10,112,545		10,112,545
TOTAL					150,431,961

Footnotes:

(1)	Consists of Series C-1 preferred, convertible into 4,180,602 shares of common stock.
(2)	Consists of Series D preferred, convertible into 20,365,854 shares of common stock.
(3)	Represents total preferred shares available to issue, including 147,979 shares designated as Series A preferred, 5,000 shares designated as Series C preferred and 5,648 undesignated preferred shares.
(4)	Consists of warrants to purchase common stock issued in connection with the December 2010 Private Placement exercisable at $0.25 on a 1 for 1 basis for a period of five years.
(5)	Represents shares authorized for issuance under the 2001 Plan, and does not include 5,188,858 shares authorized for issuance under stand-alone awards.
(6)	Represents shares currently available under the 2001 Plan, including up to 1,158,183 of which may be issued as restricted stock available to issue/grant.
(7)	Standard contractual life is 10 years on stock options. The weighted average remaining contractual life on the outstanding options is 8.2 years and the weighted average exercise price is $0.43.
(8)	Represent stock options granted outside of the Company’s Equity Plan. The weighted average remaining contractual life on the outstanding options is 7.4 years and the weighted average exercise price is $0.26.

Equity Plans:

The 2001 Stock Incentive Plan (the “2001 Plan”) provides for the grant of stock options and restricted stock awards to eligible employees, officers, directors, consultants and advisors of the Company. During 2008, the Board of Directors authorized and the stockholders approved an amendment of the 2001 Plan to increase the total number of shares authorized for issuance under the 2001 Plan from 8,250,000 to 9,750,000 shares of the Company’s common stock and to increase the number of shares of restricted common stock authorized for issuance under the 2001 Plan from 1,500,000 to 2,100,000 shares of the Company’s common stock. Under the terms of the plan, stock options may not be granted at less than fair market value of the Company’s common stock at the date of the grant and for a term not to exceed ten years. Effective March 22, 2011, the Board of Directors of the Company amended the Cambridge Heart, Inc. 2001 Plan in order to extend until December 31, 2011 the date until which awards may be granted under the 2001 Plan.

Given the impending expiration of the 2001 Plan, the Company contemplates that it will further extend the 2001 Plan and/or replace the 2001 Plan with a comparable omnibus equity incentive plan, and in connection with such extension or replacement, as the case may be, the Company may increase the number of shares issuable thereunder. For so long as the Notes are outstanding, shares issued under the 2001 Plan or any amendment thereto or replacement thereof, will not be issued with an exercise price less than the Conversion Price.

Options granted under all of the Company’s equity incentive plans generally vest annually over a three to four year vesting period. Certain stock option awards are subject to accelerated vesting.

The Company has 5,188,858 non-plan stock options outstanding which were granted in 2010 to senior executives, board members, and consultants. Although granted outside of the 2001 Plan, the options nevertheless are subject to the terms and conditions of the 2001 Plan as if granted thereunder.

Rights to Participate:

On November 14, 2011, the Company entered into a Convertible Note Purchase Agreement with two current shareholders of the Company, pursuant to which the Company issued Senior Unsecured Convertible Promissory Notes (the “Bridge Notes”) in the aggregate principal amount of $600,000.

Subject to the conditions set forth in the Bridge Notes financing agreement, the Bridge Notes will convert automatically upon the closing of an offering by the Company of equity securities or debt convertible into equity securities on or before December 31, 2011, in a single or series of related closings, with immediately available gross proceeds of at least $2,500,000, excluding amounts represented by the Bridge Notes (a “Qualified Financing”), into securities with the same rights, priorities and privileges as are purchased in the Qualified Financing, based on a conversion ratio equal to the principal amount of the Bridge Notes divided by the price per share paid in the Qualified Financing in the case of an equity financing, or into a debt instrument or instruments of the same class and series issued to other investors in the Qualified Financing, including any warrants issued in connection therewith, having an original principal amount equal to the outstanding principal balance of the Bridge Notes in the case of a convertible debt financing.

In the event that the Company completes an equity financing that does not qualify as a Qualified Financing (a “Financing”), then the holders of the Bridge Notes will, in most circumstances, have the option to convert the Bridge Notes into securities with the same rights, priorities and privileges as are purchased in the Financing, based on a conversion ratio equal to the principal amount of the Bridge Notes divided by the price per share paid in the Financing.

Notwithstanding the fact that the Offering may not constitute a Qualified Financing, the holders of the Bridge Notes intend to exercise their option to convert the Bridge Notes into Notes with an aggregate principal amount of $600,000 in connection with the Offering, and the Bridge Note holders will receive a corresponding amount of Warrants and Additional Investment Rights.

Schedule 5(g)(ii)

Affiliate Shares

Shares sold by Subscribers who are affiliates of the Company will be restricted securities unless sold pursuant to an effective registration statement or sold in accordance with Rule 144, including the volume limitations applicable to affiliates thereunder.

Schedule 5(v)

Transfer Agent

Name:	American Stock Transfer & Trust Company
Address:	6201 15th Avenue
Brooklyn, NY 11219
Telephone:	718-921-8261
Fax:	718-765-8712
Contact person:	Craig W. Leibell
Email address:	cleibell@amstock.com

Schedule 8(a)

Broker Fees

Broker:	Dawson James Securities, Inc.
425 Market Street, 22nd Floor
San Francisco, CA 94105
Attn: Suzanne Skipper, Managing Director – Head of Capital Markets
Tel.: (415) 955-2686
Email: sskipper@dawsonjames.com

For its services as selling agent, Dawson James Securities will be entitled to receive a commission of (i) 10% of the gross proceeds received by the Company from the sales of the Notes in the Offering and (ii) 10% of the gross proceeds received by the Company from the exercise of any Warrants issued to Subscribers in the Offering. Dawson James Securities will also receive a non-accountable expense allowance equal to 2% of the gross proceeds received by the Company from Subscribers at each Closing. A portion of Dawson James Securities’ non-accountable expense allowance equal to $10,000 has been previously paid.

Schedule 9(e)

Use of Proceeds

We expect to use the net proceeds of this Offering for general corporate and working capital purposes, including, without limitation, to fund the following cost categories:

•	Compensation and health benefits

•	Inventory/Cost of goods sold and related expenses

•	Sales and marketing initiatives

•	Research and development initiatives

•	General & administrative (e.g. facility, business insurance, audit, legal, printing and IT).

Schedule 9(l)

Intellectual Property

US Patents:

Patent	Inventor	Assignee	Patent No.	Filing Date	Issue Date
Identifying Infants at Risk for Sudden Infant Death Syndrome	Ali Haghighi-Mood et. al.	CHI	7,197,358	6/18/02	3/27/07
Automated Interpretation of T-Wave Alternans Results	Srivat Krishnamachari	CHI	6,453,191	2/20/01	9/17/02
Analytic Signal Method for Analysis of T-Wave Alternans	Ali Haghighi-Mood	CHI	6,735,466	9/29/00	5/11/04
Cardiac Pacing to Induce Heart Rate Variability,	Paul Albrecht et.al	CHI	6,253,107	12/6/99	6/26/01
Generation of Localized Cardiac Measures	Paul Albrecht et.al	CHI	6,047,206	7/17/97	4/4/00
Assessing Cardiac Electrical Stability	Paul Albrecht et.al	CHI	5,935,082	5/15/97	8/10/99
Reducing Noise in a Biological Signal	Paul Albrecht et.al	CHI	5,908,393	4/4/98	5/1/99
Detecting Abnormal Activation of Heart	Paul Lander et.al	CHI	5,891,047	3/14/97	4/6/99
Method and System for Obtaining a Localized Cardiac Measure	Paul Albrecht et.al	CHI	5,891,045	7/17/97	4/6/99
Electrocardiogram Noise Reduction Using Multi-Dimentional Filtering	Paul Lander	CHI	5,827,195	5/9/97	10/27/98
Electrode Connector	John L. Grant	CHI	5,791,944	10/3/96	8/11/98
Multi-Segment ECG Electrode and System	Jefferry M. Arnold et.al	CHI	5,724,984	7/17/96	3/10/98
Measuring and Assessing Cardiac Electrical Stability	Jefferry M. Arnold et.al	CHI	5,713,367	1/26/95	2/3/98
Using Related Signals to Reduce ECG Noise	Paul Albrecht et.al	CHI	5,704,365	10/14/95	1/6/98
Method and Apparatus for the Improved Electronic Display of Physiologic Waveforms	Paul Albrecht et.al	CHI	5,673,702	6/10/94	10/7/97
Method and Apparatus for Assessing Myocardial Electrical Stability	Jefferry M. Arnold et.al	CHI	5,570,696	1/26/94	1/5/96

Non-US Patents:

Patent	US Patent No. Reference	Country of Issue	Patent Number	Date of Issue
Measuring and Assessing Cardiac Electrical Stability	5,713,367	Germany	69531728.8	10-Sep-03
		European Patent	0746229	10-Sep-03
		France	0746229	10-Sep-03
		UK	0746229	10-Sep-03
		Italy	0746229	10-Sep-03
		Japan	3877761	10-Nov-06
Analytic Signal Method for Analysis of T-Wave Alternans	6,735,466	Germany	60016261.3	24-Nov-04
		European Patent	1215996	24-Nov-04
		UK	1215996	24-Nov-04
		Italy	1215996	24-Nov-04
		Netherlands	1215996	24-Nov-04
		Japan	3953323	11-May-07
Method and Apparatus for the Improved Electronic Display of Physiologic Waveforms	5,673,702	Europe	764002	3-Mar-97
		Japan	H10509331	14-Sep-98

Pending Patents:

Patent	Inventor	Assignee	Filing Date
Analyzing Alternans from Measurements of an Ambulatory Electrocard	Ali Haghighi-Mood et. al.	CHI	12/3/09
Alternans and Cardiac Ischemia	Lahn Fendelander et. al.	CHI	12/3/09
Alternans and Pharmacological Agents	Richard Cohen et. al.	CHI	12/3/09

Registered Trademarks:

Serial Number	Reg. Number
78707198	3135630	HEARTWAVE
78808902	3239210	ANALYTIC SPECTRAL METHOD
78725271	3192255	CAMBRIDGE HEART
77062284	3623419	SAM
77062271	3581869	SPECTRAL ANALYTIC METHOD
77062267	3581868	SPECTRAL ANALYTIC MTWA
76116045	2637624	HEARTWAVE
75443721	2517759	WAVESTAR

Unregistered Trademarks:

Micro-V Alternans Sensor

Microvolt T-Wave Alternans

Tradenames:

See Registered and Unregistered Trademarks above.

Service marks:

N/A

Registered copyrights:

N/A

Domain names:

www.cambridgeheart.com

Licenses:

License agreement between Massachusetts Institute of Technology (MIT) and Cambridge Heart Inc. (CHI) regarding certain patents rights referred to as “Assessing Myocardial Stability”, dated September 28, 1993, and amendments thereto.

Schedule 9(p)(iv)

Transactions with Principals

The Company may take the following actions without the prior consent of a Majority in Interest provided that such actions are approved by a majority of the Compensation Committee of the Board of Directors:

•

Provide compensation to employees in excess of $100,000 per year, including increases in compensation in a manner that the Compensation Committee of the Board determines to be reasonable and in the best interests of the Company.

•

Hire additional employees to fill newly created positions and/or to fill vacancies created by the termination or resignation of any employee on terms, including the payment of compensation in excess of $100,000 per year, that the Board of Directors determines are reasonable and in the best interests of the Company.

•

Make adjustments to the compensation payable to the Company’s scientific founder and Chairman of the Company’s Scientific Advisory Board in a manner that the Board determines to be reasonable and in the best interest of the Company.

Schedule 9(w)

Lockup Providers

Ali Haghighi-Mood

Roderick de Greef

Paul J. McCormick

John F. McGuire

Jeffrey Wiggins

Vincenzo LiCausi

Schedule 12(a)

Excepted Issuances

There are 1,670 shares of Series D Convertible Preferred Stock currently outstanding, which are convertible into shares of Common Stock of the Company at a current conversion price of $0.082.

Additionally, four employees were granted stock options in the amounts and at the exercise prices set forth below:

Options	Exercise Price	Effective Date	Vesting Period (Years)
25,000	$0.080	9/8/2009	3
70,000	$0.090	2/8/2010	3
30,000	$0.090	2/8/2010	3
5,000	$0.090	11/16/2009	3

Schedule 13

Bridge Lenders

Bridge Lenders	Outstanding Principal Amount
Luis Martins	$350,000
Roderick de Greef	$250,000